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                                                                    EXHIBIT 4.12


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------


     AGREEMENT made as of the 15th day of May, 1997 by and between AGRIBIOTECH, INC., a Nevada corporation, having its principal executive offices at 2700 Sunset Road, Suite C-25, Las Vegas, NV 89120 ("Grantor"), and Greg McCarthy, with an address at 45953 S.W. Maple Lane, Haston, Oregon 97119 ("Optionee").


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, Grantor and Optionee are entering into a Stock Purchase Agreement dated May 15, 1997 (the "Stock Purchase Agreement")among the Grantor, the Optionee, Doug Pope, E.F. Burlingham & Sons ("EFB") and G.W. Burlingham's, Inc. and an Employment Agreement dated May 15, 1997 (the "Employment Agreement"), among the Grantor, EFB and the Optionee.

     NOW, THEREFORE, as part of the consideration under the Stock Purchase Agreement and the Employment Agreement, the Grantor hereby grants to Optionee options to purchase common stock of the Grantor, $.001 par value ("Common Stock"), on the following terms and conditions:

     1.   Option.
          ------

     The Grantor hereby grants to Optionee a non-qualified stock option (not qualified as described in Section 422 of the Internal Revenue Code of 1986, as amended, the "Code") to purchase up to an aggregate of three hundred thousand (300,000) fully paid and non-assessable shares of Common Stock (the "Shares"), subject to the terms and conditions set forth below.

     2.   Purchase Price.
          --------------

     The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by Grantor in connection therewith. The purchase price per Share is $3.00, $4.00 and $5.00, as more particularly set forth in Paragraph 3 below.

     3.   Exercise of Option.
          ------------------

     (a) The option granted hereby may be exercised as follows: 100,000 of said options shall become immediately exercisable at a purchase price of $3.00 per Share and be exercisable until May 14, 2002; 100,000 of said options shall become exercisable on May 15, 1998 at a purchase price of $4.00 and be exercisable until May 14, 2003; 100,000 of said options shall become exercisable on May 15, 1999 at a purchase price of $5.00 per Share and be exercisable until May 14, 2004.
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     (b) Optionee shall notify the Grantor in writing in person, by overnight courier or registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which Optionee desires to purchase hereunder, which notice shall be accompanied by payment (by cash, certified check, promissory notes or shares of Common Stock then owned by Optionee valued at the closing sale price on the day preceding such tender) of the option price therefor, as specified in Paragraph 2 above. As soon as practicable thereafter, Grantor shall, at its principal office, tender to Optionee certificates issued in Optionee's name evidencing the Shares purchased by Optionee.

     4.   Option Conditioned On Continued Service.
          ----------------------------------------

     (a) If the employment of Optionee shall be terminated for cause, or if Optionee leaves such employment voluntarily, the options granted to Optionee hereunder that have not vested shall expire immediately upon such termination. If such employment shall terminate otherwise than by reason of death, disability or for cause, such option may be exercised at any time within ninety days after such termination, subject to the provisions of subparagraph (c) of this Paragraph 4.

     (b) If Optionee dies (i) while employed by Grantor or a subsidiary or parent corporation, or (ii) within three (3) months after the termination of Optionee's employment other than voluntarily by Optionee or for cause, such option, subject to the provisions of subparagraph (c) of this Paragraph 4, may be exercised by a legatee or legatees of such option under Optionee's last will or by Optionee's personal representatives or distributees at any time within one
(1) year after Optionee's death.

     (c) An option may not be exercised pursuant to this Paragraph 4 except to the extent that Optionee was entitled to exercise the option, or any part thereof, at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the option.

     5.   Divisibility and Non-Assignability of the Options.
          -------------------------------------------------

     (a) Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than ten thousand (10,000) Shares at any one time, except for the remaining Shares covered by the option if less than ten thousand (10,000).

     (b) Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and these options, or any of them, shall be exercisable during Optionee's lifetime only by Optionee.

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     6.   Stock as Investment.
          -------------------

     By accepting these options, Optionee agrees for Optionee, Optionee's heirs and legatees that any and all Shares purchased hereunder shall be acquired for investment and not for sale or distribution, and upon the issuance of any or all of the Shares Optionee, or Optionee's heirs or legatees receiving the Shares, shall deliver to Grantor a representation in writing, that the Shares are being acquired in good faith for investment and not for sale or distribution. Grantor may place a "stop transfer" order with respect to the Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing the Shares.

     7.   Restriction on Issuance of Shares.
          ---------------------------------

     Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares, if required, shall have been given by NASDAQ and any national securities exchange on which the Common Stock of Grantor is at the time of issuance listed.

     8.   Adjustments; Merger or Consolidation
          ------------------------------------

     (a) In the event of changes in the outstanding Common Stock of Grantor by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of shares as to which the options may be exercised shall be correspondingly adjusted by Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to stockholders of Grantor of rights to subscribe for additional shares of Common Stock or other securities.

     (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of an option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of Grantor or its subsidiaries.

     (c) Notwithstanding anything contained herein to the contrary, a merger or consolidation in which Grantor is not the surviving corporation, or a sale of substantially all of Grantor's assets or capital stock shall cause the unexercised options to terminate automatically, unless otherwise provided by the Board of Directors.

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     9.   No Rights in Option Stock.
          --------------------------

     Optionee shall have no rights as a shareholder in respect of Shares as to which the options granted hereunder shall not have been exercised and payment made as herein provided.

     10.  Effect Upon Employment.
          -----------------------

     This Agreement does not give Optionee any right to continued employment by Grantor.

     11.  Binding Effect.
          ---------------

     Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors legal representatives and assigns.

     12.  Miscellaneous.
          --------------

     This Agreement shall be construed under the laws of the State of Nevada applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              AGRIBIOTECH, INC.


                              By:_____________________________
                                 Johnny R. Thomas, President
                                    and Chief Executive Officer

                              ACCEPTED AND AGREED TO:


                              --------------------------------
                                 Greg McCarthy

                                       4
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                              EXERCISE OF OPTION
                                      TO
                                PURCHASE SHARES
                     ------------------------------------

TO:   AgriBioTech, Inc.

      The undersigned hereby exercises the within Option for the purchase of _______ shares according to the terms and conditions thereof and herewith makes payment of the exercise price in full in accordance with the terms of the Stock Option Agreement, dated as of May 15, 1997, between AgriBioTech, Inc. and the undersigned. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof, unless such distribution is registered under the Securities Act of 1933, as amended. Kindly issue the certificate for such shares in accordance with the instructions given below.

                                                  ------------------------------
                                                  Signature

Social Security or Taxpayer I.D. Number: ______________________

Instructions for issuance of stock:

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Name

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